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                                                                    EXHIBIT 10.2

                                 SIXTH AMENDMENT
                         TO THE JANUS CAPITAL GROUP INC.
            401(k), PROFIT SHARING AND EMPLOYEE STOCK OWNERSHIP PLAN

      The Janus Capital Group Inc. 401(k), Profit Sharing and Employee Stock Ownership Plan, as restated effective November 1, 2001 (the "Plan") is hereby amended as follows, effective March 28, 2005:

      1. Section 7.07(b) of the Plan hereby is amended by deleting the current final paragraph thereunder, and replacing it with the following paragraph:

            Notwithstanding the foregoing, if a terminated Participant's total Vested Accrued Benefit does not exceed $1,000 (determined by taking in account the entire Vested Accrued Benefit, including the portion of the account balance that is attributable to rollover contributions and allocable earnings), such Participant's Vested Accrued Benefit automatically will be payable in a single sum to the Participant (or, in the event of the Participant's death, to his or her Beneficiary or Beneficiaries) as soon as reasonably practicable following the Participant's termination of employment without the Participant's consent (or any such Beneficiary's consent). The Plan Administrator may, in accordance with a policy that does not discriminate among Participants, establish periodic times when the Plan Administrator will direct the distribution of the automatic cash-outs described in this paragraph.

      2. Except as amended above, the Plan shall remain in full force and effect.

      IN WITNESS WHEREOF, Janus Capital Group Inc. has executed this Sixth Amendment in Denver, as of this 10th day of March, 2005.

                                            Janus Capital Group Inc.

                                            By: /s/ Girard Miller
                                                --------------------------------
                                                Executive Vice President and
                                                Chief Operating Officer
ATTEST:
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